WPP

Acquisition of 24/7 Real Media

May 17, 2007

Forward Looking Information

- *This announcement includes statements that are, or may be deemed to be, "forward-looking statements". These forward-looking statements can be identified by the use of forward-looking terminology, including inter alia the terms "believes", "plans", "expects", "may", "will", or "should" or, in each case, their negative or other variations or comparable terminology.*

- *These forward-looking statements include matters that are not historical facts and include statements regarding the Company's intentions, beliefs or current expectations concerning, among other things, the Company's results of operations, financial condition, liquidity, prospects, growth, strategies, the outlook for relevant markets and the proposed acquisition of TFSM. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. A number of factors could cause actual results and developments to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements may and often do differ materially from actual results. Any forward-looking statements in this announcement reflect the Company's view with respect to future events as at the date of this announcement and are subject to risks relating to future events and other risks, uncertainties and assumptions relating to the Company's operations, results of operations, growth strategy and liquidity.*

- *Save as required by relevant law or regulation, the Company undertakes no obligation publicly to release the results of any revisions to any forward-looking statements in this announcement that may occur due to any change in its expectations or to reflect events or circumstances after the date of this announcement. Information in this announcement should not be relied upon as a guide to future performance.*

WPP

1	Overview of 24/7 Real Media
2	Strategic Rationale
3	Key Deal Terms and Impact on WPP
4	Conclusion

WPP

1 | Overview of 24/7 Real Media

24/7 Real Media Company Overview

- Leading global digital marketing company, founded in 1995
- 2006: $200 million revenue (43% organic revenue growth), $19.6 million EBITDA[1] (101% growth), $15.1 million cash flow from operations
- 400 employees across 20 offices in 12 countries
  - 61% of revenues outside US
- Three core businesses
  - Media Solutions: Large CPM-based media network with over 850 sites and more than 115 million monthly unique visitors each month worldwide
  - Search Solutions: Proprietary, global Search Engine Marketing (SEM) business with over $200 million search billings under management, powered by award-winning, multi-language enabled Decide DNA
  - Technology Solutions: #2 publisher-side ad serving platform, with 400+ clients/1000 websites generating $30 million in revenues and growing 20%+ annually over past three years
- Comprehensive SEM business in Asia

[1] Before stock compensation

Global Digital Marketing Solutions

Key Digital Marketing Technologies and Skills


Online Content
IPTV
Mobile Devices
Video Games
24·7 REALMEDIA
ROI Optimization
Yield Management
Conversion
Rich Media
Video Ads
Search
Data Management and Analysis
Behavioral Targeting
Search Re-Targeting

WPP

24/7 Real Media Segment Overview[1]

Total 2006 Revenue: $200.3m

Technology
'06 Revenue Share = 14.6%
'06 Gross Profit Share = 32.3%
YoY Growth = 27%
Est. Global Market = $500m
Est. Market Growth = 5 –10%
Est. Market Share = ca 6%

Media
'06 Revenue Share = 42.3%
'06 Gross Profit Share = 38.6%
YoY Growth = 30%
Est. Global Market = $9.1b
Est. Market Growth = 15 – 20%
Est. Market Share = ca 1%


Technology Solutions $29.2m
Media Solutions $84.9m
Search Solutions $86.2m

Search
'06 Revenue Share = 43.1%
'06 Gross Profit Share = 29.1%
YoY Growth = 68%
Est. Global Market = $10.3b
Est. Market Growth = 30 – 35%
Est. Market Share = ca 1%

[1] Based on 24/7 Real Media estimates

Search Solutions

- Market Position
  - Able to interface with every major search engine in every global search market
  - Decide DNA rated "highest among SEM platforms" by JupiterResearch –2nd time consecutively
  - JV with Dentsu in Japan and expanding in Asia
  - Key Markets: US, Japan, UK and Australia

- Competitive Advantages
  - Highly scalable and agnostic Decide DNA technology
  - SEM technology with double-byte capabilities, allowing for advanced characters (i.e. Asian character sets)
  - Optimization using multiple variables: keywords, bids, search engines, content

- Competition
  - aQuantive
  - Efficient Frontier
  - Performics
  - Did-It
  - Other SEMs

Key partners: MLB.com Polaroid Google YAHOO! msn

Media Solutions

- Market Position
  - 24/7 Web Alliance consisting of 950 quality publishers
    - Reach of over 115 million unique visitors each month
  - Branding and Direct Marketer Advertisers
  - One of the few CPM only networks
  - Key Markets: US, Korea, Canada and UK
- Competitive Advantages
  - International sales capabilities for global campaigns
  - Agnostic Open AdStream platform
  - Alignment with publisher ensures quality inventory and dependable volumes
  - 10+ Years experience in ad-serving technology development
  - Proprietary behavioral targeting solution with fully integrated analytics tool
- Competition
  - ValueClick
  - Right Media
  - Burst!
  - Tribal Fusion and other ad networks

Key partners:

WPP

Technology Solutions

- Market Position
  - Powers the 24/7 Web Alliance, a network of 950 quality publishers
  - Licensed by 400 clients, serving over 1000 websites
  - Available in either enterprise and hosted solutions
  - Key Markets: North America, Europe and Asia
- Competitive Advantages
  - Agnostic Open AdStream platform
  - Fully integrated analytics package enables advanced ad targeting
  - Leverages internal development specifications and vetting for external clients
  - Able to handle Mobile, IPTV
  - Behavioral targeting capabilities
- Competition
  - DoubleClick
  - ValueClick
  - Accipiter
  - ADTECH
  - Other ad servers

Key partners:

Capitalizing on Global Growth

	North America	Europe	Pacific Rim
Offices:	9	8	3
% of Q4 2006 Rev:	50%	35%	15%
Est. Market Growth[1]:	20-25%	25-30%	30-35%



[1] PricewaterhouseCoopers LLP, "Global Entertainment and Media Outlook: 2005-2009", June 2005

24/7 Real Media Financial Performance

$'m	2004 Actual	2005 Actual	2006 Actual	CAGR 2004-2006 %
Revenue				
Media	49.9	65.4	84.9	30.4%
Search	16.5	51.4	86.2	128.6%
Technology	18.9	23.0	29.2	24.3%
Total	85.3	139.8	200.3	53.2%
Direct Costs	(49.3)	(83.3)	(128.9)	
Gross Profit	36.0	54.5	71.3	40.7%
"Cash" EBITDA[1]	(5.9)	5.9	19.6	
Stock based Compensation	(0.5)	(2.2)	(20.5)	
EBITDA	(6.4)	3.7	(0.9)	
EBIT	(8.2)	0.8	(4.7)	
EBIT before stock based comp.	0.6	6.9	15.7	

[1] Reported EBITDA before stock based compensation

WPP

2	Strategic Rationale

Online Advertising Growing Quickly
Increasingly Important to Our Clients

Global Online Advertising Revenue
(dollars in billions and % of total ad spend)


5 Yr Projected CAGR = 27 %
$19.5
$26.3
$33.4
$43.8
$52.5
$63.4
5.2%
6.6%
8.1%
10.0%
11.5%
13.2%
2005
2006E
2007F
2008F
2009F
2010F

Source: GroupM estimates, including search (May 2007)

High Growth Expected to Continue

Internet usage is expected to experience strong growth even in mature markets such as the U.S.

US Media Expected Growth 2005-2009


15.0%
10.0%
5.0%
0.0%
(5.0)%
(10.0)%
(15.0)%
(10)%
(3)%
0%
0%
1%
10%
Newspapers
Magazines
Broadcast
Box Office
Cable/ Satellite
Internet

Time and Money


100%
75%
50%
25%
0%
17%
3%
2%
19%
59%
4%
14%
17%
6%
59%
Web
News
Mags
Radio
TV
How consumers spend their time
How Top 100 Advertisers spend their media dollars

"Time and Money" Source: Ball State University "Media Consumption Trends and the Ascendancy of the Internet", 2006.
"US Media Expected Growth 2005-2009" Source: Veronis Suhler Stevenson Communications Industry Forecast (2006).

WPP

Digital Revenues Growing Part of WPP's Business


Proforma WPP Digital Revenues
(US $million)
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
300
(7%)
700
(15%)
974
(9%)
2,317
(21%)
2000
2006 PF
Digital Marketing
Digital and Direct Networks

WPP

Digital Has Been Significant Area of Focus

Major Recent Acquisitions and Investments

- **Search:** Catalyst (SEM/SEO), Global Strategies International, Quisma
- **LongTail:** Spot Runner
- **Social Networks:** LiveWorld, VisibleTechnologies, M80
- **Video Gaming:** WildTangent
- **Mobile:** mMetrics (Research), JumpTap (Search), iconmobile (Creative/Services)
- **Addressable Advertising:** Visible World
- **Content:** The Weinstein Company, Media Rights Capital
- **Online Video:** VideoEgg
- **Interactive:** Shaw Marketing, Leopard, ZAAZ, Bridge Worldwide, These Days, StudioCom
- **Internet Research:** Foresight, Forrester, All Global
- **On-Line Media Planning & Buying:** Century Harmony, Planetactive, HYLZ, Reddion

WPP

Digital Industry Landscape


Advertiser
$1.00
Agency
$0.15 - $0.18
Ad Network
(24/7, ad.com, ValueClick)
$0.05 - $0.40
Ad Server & Technology
(Atlas, DoubleClick, 24/7, AdTech)
$0.01 - $0.02
Other
(eg, Mobile, IPTV, games)
Comparison Engines
(Shopping.com)
$0.04 - $0.06
Search Engines
(Google, Yahoo, MSN)
$0.40 - $0.80
Publisher
(Yahoo, NYTimes,
Weather.com)
$0.40 – 0.80

Source: CIBC World Markets Corp

Changing Digital Market

- Accelerating shift to digital media – all media going digital
- Effective digital marketing requires technology to connect our clients with consumers
  - **Measurability:** Greater availability and complexity of data
  - **Addressability:** Ability to deliver much more targeted audiences
  - **Interactivity:** Ability to track responses and behaviors
- Digital media offer new business model opportunities – e.g. arbitrage (ad.com)
- Consolidating competitive environment – Google / DoubleClick, Yahoo! / Right Media

Combination Brings Critical Success Factors

Long-term sector winners will require several key attributes to compete effectively in the evolving global media and advertising market

- Scale
- Breadth of products
- International coverage
- Experienced management and people
- Strong technology

Why 24/7 Real Media?

- Acquisition adds strong technology assets, people and development capabilities to WPP for the first time
  - Working with 24/7 Real Media on technology JV for past 12 months
  - Ability to develop media technology platforms for use across WPP
- Technology assets and skills in 24/7 Real Media cover online, rich media, IPTV, mobile, search, data, behavioral targeting
- Adds to existing strength in SEM increasing search spend under management by $200m of billings
- Brings a footprint in the top ten digital markets and strength in Asia
- Skills developed in online media will be critical as all media goes digital
- Organic approach difficult to execute with sufficient critical mass

24/7 Real Media Technology Overview

The industry's most advanced technology drives innovative advertising and search marketing strategies.



• BEHAVIORAL TARGETING
• AD SERVING/ANALYTICS
OPEN ADSYSTEM
WEB SITES
ADVERTISERS/ AGENCIES
24·7 REALMEDIA
DECIDEDNA
SEARCH ENGINES
• PAID SEARCH OPTIMIZATION
• BID MANAGEMENT

WPP

24/7 Real Media Technology Assets

Open AdStream

- Awards
  - AdTech's Best Interactive Marketing technology
- Convergence: Only ad server that integrates analytics
- Delivers into ANY digital medium
  - Now serving DTV in Europe
- Rich Media Foundry
- OAS Network Edition
- OAS Marketplace Edition forthcoming

Decide DNA

- Awards
  - Rated highest among SEM platforms by JupiterResearch
  - European Seal of Excellence
- Interfaces with every major search engine in every global search market
- Decentralization
  - Strong customer relationships
  - Superior local language service
- Double-byte enabled
- Serving mobile in Japan

24/7 Real Media Key Management

Name	Position	Experience
David J. Moore	Chairman and CEO	• Former President, Petry Interactive • Former President, Geomedica • Former Group VP, Hearst/ABC-Viacom Entertainment • Serves as Board member on the Internet Advertising Bureau
Jonathan Hsu	EVP, COO and CFO	• Former Senior Associate, JP Morgan M&A • Former Partner, American Lead Ventures
Oleg Vishnepolsky	CTO	• Former VP, AOL • Former VP, DoubleClick

WPP

Organisational Structure/ Management Roles

- Key management support the deal and committed to future joint development
- Unvested stock compensation rolled over into WPP equivalents
- 24/7 Real Media report in to WPP as separate company within WPP Digital
- Key task to collaborate across the Group, particularly with GroupM and Kantar

WPP

Marketing Services To Be Two Thirds of Total Group


Today¹
Today including 24/7 Real Media¹
Tomorrow
48%
52%
53%
47%
33%
67%
Advertising & Media Investment Management
Marketing Services

[1] Based on full year 2006 revenue

Quantitative Disciplines To Be One Half of Total Group

Today [1] | **Today including 24/7 Real Media** | **Tomorrow**



33%
67%
34%
66%
50%
50%

- Information, Insight & Consultancy and Direct, Internet & Interactive
- Advertising, Media Investment Management & Other Marketing Services

[1] Based on full year 2006 revenue

WPP

3 Key Deal Terms and Impact on WPP

Key Deal Terms

Transaction Value	$649m including $637m of vested and $49m of unvested share capital less estimated cash at closing of $37m
Price	$11.75 per 24/7 Real Media share
Funding	Net cash consideration of $600m funded from WPP's existing resources
Other	Unvested Stock Options and Restricted Stock in 24/7 Real Media will roll over into WPP Options and Stock on similar terms
Closing	Expected July 2007

24/7 Real Media Outlook

($'m)	2006 Actual $M	2007 [1] Consensus $M	2008 [1] Consensus $M
Revenue: 24/7 Reported	200	268	331
WPP Reported[2]	135	161	199
Cash EBITDA[3]	20	32	40
EBITDA	(1)	20	26
EBIT	(5)	12	19
EBIT Margin	n/m	7.3%	9.5%

1 Based on reports from Piper Jaffray, Jefferies, ThinkEquity, Stanford Group, Pacific Growth, Wedbush Morgan, Kaufman and JMP
2 Based on WPP accounting policy, 24/7 Search gross profit is WPP reported revenue
3 EBITDA before cost of "non cash" stock compensation

WPP

24/7 Real Media Valuation at Deal Price[1]

Multiples of EV	2007	2008
Revenue: 24/7 Reported	2.4x	2.0x
WPP Reported	4.0x	3.3x
"Cash" EBITDA[2]	20x	16x
EBITDA	33x	25x

1 Based on Consensus
2 EBITDA before "Non-cash" stock compensation

WPP

Illustrative Financial Impact
2006 Profoma

Historic margin diluted by ca 10 bpp

£'m	WPP[1]	TFSM[2,3]	Combined
Revenue	5,908	73	5,981
EBITDA	1,002	3	1,005
Headline EBIT	859	1	860
Margin	14.5%	1.7%	14.4%

1 WPP Headline EBIT is EBIT before goodwill and intangibles charges, investment gains and share of exceptional gains of associates

2 24/7 Real Media EBIT and EBITDA adjusted by normalizing Non-cash stock compensation from $20.5m to $13.4m. Charges for 2004, 2005 and 2006 were $0.5m, $2.2m, and $20.5m respectively

3 FX for 2006 US$1.843 = £1

WPP

Illustrative Financial Impact
Margin Targets

Operating Margin %	2006 (Actual)	2007 (Combined)	2008 (Combined)
WPP Actual/Target[1]	14.5%	15.0%	15.5%
24/7 Real Media Consensus	1.7%[2]	7.3%[3]	12.0%[4]
Combined	14.4%	15.0%	15.5%

- **24/7 Real Media will no adverse impact on Group tax rate**
- **Acquisition will be dilutive to earnings by ca 1% in each of 2007 and 2008**
- **Short and long term WPP margin goals unchanged**

1 WPP operating margin is before goodwill and intangibles charges, investment gains and share of exceptional gains of associates
2 24/7 Real Media based on Consensus with normalized stock option expense
3 No assumed net savings on corporate expenses in 2007
4 WPP expects synergy savings, primarily public company costs of $5m in 2008

WPP

Illustrative Financial Impact
WPP Funding of Consideration

Offer at $11.75 per Share	$'m
Basic Shares	604
Vested Options and Warrants	33
Consideration for vested share capital	637
Estimated Net Cash on closing[1]	(58)
Repayment of Convertible	21
Cash Cost	600
Unvested Options and Restricted Stock rolled over into WPP shares and options[2]	49
	649

1 Cash at 31/03/2007 was $62m
2 Equivalent to ca 3.5 million WPP shares at £7.50 and $2 = £1

Average Debt/EBITDA


£ million
Average debt/ EBITDA
1,800
1,600
1,400
1,200
1,000
800
600
400
200
0
2.75
2.50
2.25
2.00
1.75
1.50
1.25
1.00
average debt
EBITDA
average debt/EBITDA pre-24/7
average debt/EBITDA post-24/7
Average debt pre-24/7
2000
2001
2002
2003
2004
2005
2006
2007
2008

WPP

Expected Timing

Deal signing	Completed	0
Launch of Offer	10 days	10
First Acceptances	30 days	40
Regulatory approvals required	30 - 60 days	70

Estimated completion: End July

WPP

WPP

4 | Conclusion

Conclusion

- Acquisition of 24/7 Real Media is in-line with all 3 of our strategic objectives
- Strengthens our position in the fast-growing digital marketing sector
- Gives WPP
  - Access to 24/7 Real Media's technology assets, people and development capabilities
  - More scale in the critical SEM area
  - A strong and committed management team to help lead WPP's digital initiative
- 24/7 Real Media represents a unique opportunity to access the critical technology needed to manage media on-line, to gain scale in search and the transition to digital media

Important Information

This announcement is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any of the 24/7 Real Media common shares. The tender offer described herein has not yet been commenced. On the commencement date of the tender offer, an offer to purchase, a letter of transmittal and related documents will be filed with the Securities and Exchange Commission, will be mailed to shareholders of record and will also be made available for distribution to beneficial owners of common shares. The solicitation of offers to buy the 24/7 Real Media common shares will only be made pursuant to the offer to purchase, the letter of transmittal and related documents. When they are available, shareholders should read those materials carefully because they will contain important information, including the various terms of, and conditions to, the tender offer. When they are available, shareholders will be able to obtain the offer to purchase, the letter of transmittal and related documents without charge from the Securities and Exchange Commission's Website at www.sec.gov or from the information agent that WPP selects. Shareholders are urged to read carefully those materials when they become available prior to making any decisions with respect to the tender offer.

WPP